UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  May 22, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1530 Duthie Avenue, Burnaby, British Columbia, Canada		V5A 2R6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 729-5091

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the terms and conditions of a letter of understanding, De Beira Goldfields Inc. has reached an agreement to earn up to 70% interest in the Titiribi Gold / Copper project in Colombia, South America. The agreement with the Goldplata Group of companies allows De Beira to earn an initial interest of 65% by solely funding an aggregate US$8 million of exploration expenditure within a 3 year period ($1 million by the first anniversary, $2 million by the second anniversary, and $5 million by the third anniversary).

After earning the 65% interest in the project, De Beira can elect to solely fund further expenditure in order to earn another 5% (giving it a total interest of 70%). The additional 5% interest will be earned upon the earlier of (1) De Beira completing a bankable feasibility study or (2) De Beira spending a further US$12 million of exploration expenditure on the project, both within a period of no more than 3 years.

De Beira will not be able to withdraw from the letter of understanding until it incurs at least $1 million in exploration expenditure on the project or pays $1 million to the owners of the project.

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Work on the project will be carried out under the direction of an exploration committee made up of a majority of representatives of De Beira and representatives of the owners of the project and De Beira will be the operator of the project.

The letter of understanding provides for an area of interest that covers 30 kilometers around the project. If any party obtains any mineral rights within the area of interest after the date of the letter of understanding, then those mineral rights will be added to the project.

De Beira has until June 5, 2006 to complete its due diligence on the project and the owners of the project at which time De Beira must provide the owners with written notice that it intends to be bound by the terms and conditions of the letter of understanding. if management is not satisfied with its due diligence and chooses not to be bound by the letter of understanding or if De Beira fails to provide the written notice by June 5, 2006, then the letter of understanding will terminate.

See Exhibit 10.2 - Letter of Understanding for more details.

Item 1.02. Termination of a Material Definitive Agreement.

De Beira’s interest in the De Beira 1 mineral claim lapsed on May 20, 2006. The De Beira 1 mineral claim had an expiry date of May 20, 2006 and in order to maintain the tenure in good standing De Beira had to perform and record valid exploration work with value of approximately CDN$1,600 in anniversary years 1, 2, and 3, and approximately CDN$3,200 in subsequent years, or pay the equivalent sum to the Province of British Columbia in lieu of work. De Beira had not performed or recorded any valid exploration work on the De Beira 1 mineral claim and as a result of acquiring an interest in the Columbian project as discussed above in Item 1.01, management decided to let the De Beira I mineral claim lapse and forfeit its title to the mineral claim.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.2, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.2 is incorporated herein by reference.

Item 8.01. Other Events.

On May 9, 2006, De Beira Goldfields Inc. signed a letter of understanding to earn up to 70% interest in the Titiribi Gold / Copper project in Colombia, South America. See Item 1.01 above for more details. A press release regarding this agreement was issued on May 9, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.2	Letter of understanding dated May 6, 2006, among De Beira Goldfields Inc., Goldplata Corporation Limited, Goldplata Resources Inc., and Goldplata Resources, Sucursal-Columbia	Included
99.1	Press release dated May 9, 2006 announcing a letter of understanding for a project in Columbia	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By:/s/ Reg Gillard
Dated: May 22, 2006
Reg Gillard - CEO & President

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EXHBIT 10.2

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EXHIBIT 99.1

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DE BEIRA GOLDFIELDS INC.
1530 Duthie Avenue
Burnaby, British Columbia, Canada V5A 2R6
Tel: (604) 518-4505 - Fax: (604) 629-0728

Press Release

DE BEIRA SIGNS MOU FOR COLUMBIA GOLD PROPERTY

Burnaby, British Columbia, Canada - May 9, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce an agreement to earn up to 70% interest in the Titiribi Gold / Copper project in Colombia, South America. The agreement with the Goldplata Group of companies allows De Beira to earn an initial interest of 65% by sole funding US$8 million exploration expenditure within a 3 year period. After earning 65%, De Beira can elect to sole fund further expenditure in order to earn another 5% (giving it a total interest of 70%). The additional interest will be earned upon the earlier of completing a bankable feasibility study or spending a further US$12 million, both within a period of no more than 3 years.

The Titiribi Mining District is located 70km southeast of Medellin, Colombia. It comprises an important historic gold - silver producing region with excellent infrastructure and a mining history extending over the last 200 years.

Mining operations focussed historically on high grade (>15g/t Au) gold - silver replacement mantos and fault controlled veins hosted within sedimentary rocks.

Limited modern exploration was undertaken by various companies (Ace Resources Ltd and Goldfields of South Africa) who during the period of sub US$300 gold price delineated a low grade Au-Cu resource. Goldfields drilled 2,500m and estimated a drill indicated resource (not to F43 101) of 220 million tonnes @ ~ 1g/t Au (Au + Cu equivalent) for ~ 7 million oz (porphyry associated Au-Cu-Ag-Mo mineralisation).

As an exploration project the Titiribi area can be considered an under explored, district scale mineral system with a long term proven high grade production history. As high grade (>15g/t Au) mining ceased in the late 1930s’, there is significant potential, with modern methods, to delineate resources with grades of up to 5 g/t Au which in present circumstances could be converted to mineable deposits.

The Company has identified several target zones for an immediate drilling program, and expects to fast track the drilling programs subject to completion of a 30 day due diligence period.

About DE BEIRA GOLDFEILDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company’s principal business is the exploration of its mineral claim in British Columbia, Canada. The Company is also initiating a new program to evaluate undervalued assets for potential addition to its mineral claim portfolio.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. Please refer to DE BEIRA’s filings with the Securities and Exchange Commission for a summary of important factors that could affect DE BEIRA’s forward-looking statements. DE BEIRA undertakes no obligation to revise these statements following the date of this press release.

DE BEIRA GOLDFEILDS INC.

Per: “Reg Gillard”
Reg Gillard, Director

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